Exhibit 10.29

RESTRICTION ON SALE AGREEMENT, made as of the 13th day of July, 2005, between JACKSON HEWITT TAX SERVICE INC., a Delaware corporation (the “Company”), and MICHAEL D. LISTER  (the “Grantee”).

WHEREAS, the Grantee is the Chairman, Chief Executive Officer, and President of the Company;

WHEREAS, in consideration for services provided to the Company, the Board of Directors of the Company desires to provide to Grantee an additional incentive in shares of common stock par value $0.01 per share, of the Company (“Common Stock”) to promote the success of the Company, subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to Grantee shares Common Stock, under and pursuant to the terms and conditions of the Company’s 2004 Equity and Incentive Plan (the “Plan”) and upon and subject to the following terms and conditions:

1.             GRANT OF STOCK.  The Company hereby awards and grants to Grantee twelve thousand seven hundred and three (12,703) shares of Common Stock (the “Shares”) as of the date of this Agreement under and in accordance with the Plan.  The Shares shall be fully vested, but subject to restriction on resale as set forth in Section 2 of this Agreement.

2.             RESTRICTIONS ON RESALE.  In consideration of the foregoing award, Grantee hereby agrees that he shall not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Shares until the earlier of (i) the fourth anniversary of the date of this Agreement or (ii) the date that is 180 days after Grantee’s employment with the Company is terminated for any reason.  The Shares shall bear a legend setting forth the following in, or substantially in, the following form:  “The shares of common stock evidenced by this certificate are subject to a restriction on resale as evidenced by an agreement between the beneficial holder of the shares and Jackson Hewitt Tax Service Inc. (the “Corporation”), dated July 13, 2005 (the “Agreement”).  A copy of the Agreement is on file with the Corporate Secretary of the Corporation.”

3.             REPRESENTATIONS AND WARRANTIES OF GRANTEE.

Grantee hereby represents and warrants to the Company:

(a)                      he has the power and authority to execute and deliver this Agreement and to perform  the duties and responsibilities contemplated hereby;

(b)                     that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which Grantee is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to Grantee.

4.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Grantee:

(a)                  it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and it has qualified to do business as a foreign corporation in the jurisdictions, if any, outside of such state, in which it does business and is required to so qualify;

(b)                 it has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

(c)                  the execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors and no other corporate approvals are necessary;

(d)               that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Certificate of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

5.             TRANSFERABILITY.  The Shares shall not be transferable until such time as the restrictions set forth in Section 2 hereof have lapsed.  At such time, Grantee may surrender the certificate representing the Shares and request the Company issue a new certificate representing the Shares without any restrictive legend.

6.             INCORPORATION BY REFERENCE.  The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

7.             NOTICES.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company at 7 Sylvan Way, Parsippany, New Jersey 07054 Attention: General Counsel and to the Grantee at 7 Sylvan Way, Parsippany, New Jersey 07054.  Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

8.             BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

9.             ENTIRE AGREEMENT.  This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

Remainder of Page Intentionally Left Blank.  Signature Page Follows.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Chief Financial Officer

GRANTEE:

/s/ Michael D. Lister
Michael D. Lister